Exhibit 99.4

SOUTHERN UNION COMPANY
UNAUDITED SUPPLEMENTAL HISTORICAL COMBINED
OPERATING INFORMATION FOR:

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES
(formerly Sid Richardson Energy Services, Ltd. and Subsidiaries)
AND
SOUTHERN UNION GAS ENERGY, LTD.
(formerly Richardson Energy Marketing, Ltd.)

The following table provides unaudited supplemental combined historical operating information for Southern Union Gas Services, Ltd. and subsidiaries and Southern Union Gas Energy, Ltd. for the quarter ended March 31, 2006 and each of the years in the three-year period ended December 31, 2005:

	Quarter Ended
	March 31,	Year Ended December 31,
Operating Information:	2006	2005	2004	2003
Volumes:
Average natural gas processed volumes (MMbtu/day)	420,649	393,719	370,483	375,307
Average liquids processed volumes (gallons/day)	1,361,706	1,280,828	1,244,392	1,212,337
Prices:
Average Waha natural gas daily price ($/MMbtu)	$ 6.64	$ 7.58	$ 5.37	$ 5.17
Average natural gas liquids daily price ($/gallon)	$ 0.83	$ 0.84	$ 0.66	$ 0.50